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                                                           Exhibit 99.23(10)(c)




                         CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Dresdner RCM Global Funds, Inc.:

RE:  Dresdner RCM Large Cap Growth Fund
     Dresdner RCM Emerging Markets Fund
     Dresdner RCM Global Small Cap Fund
     Dresdner RCM Global Technology Fund
     Dresdner RCM Global Health Care Fund
     Dresdner RCM Biotechnology Fund
     Dresdner RCM Tax Managed Growth Fund

We consent to the incorporation by reference in Post-Effective Amendment No. 13 (filing number 811-9100) to the Registration Statement on Form N-1A of our report dated February 22, 1999, on our audits of the financial statements and financial highlights of the above referenced funds, which report is included in the Annual Report to Shareholders for the year ended December 31, 1998, which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information.



Boston, Massachusetts                        /s/PricewaterhouseCoopers LLP
May 3, 1999